                                                                     EXHIBIT 9.1

                                VOTING AGREEMENT

      This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of August 20, 2004, by and among The Robert Mondavi Corporation, a California corporation (the "COMPANY") and Robert G. Mondavi, R. Michael Mondavi, Timothy
J. Mondavi and Marcia Mondavi Borger (together, the "SHAREHOLDERS").

      WHEREAS, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger are directors of the Company and Robert G. Mondavi is the founder and Chairman Emeritus of the Company and the father of R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger.

      WHEREAS, each of the Shareholders beneficially owns that number of shares of Class A Common Stock, no par value (the "CLASS A STOCK"), and Class B Common Stock, no par value (the "CLASS B STOCK") and options to acquire shares of Class A Stock (the "OPTIONS") set forth in Appendix A.

      WHEREAS, as of July 31, 2004, the Company had issued and there were outstanding: 10,678,399 shares of Class A Stock and 5,984,927 shares of Class B Stock.

      WHEREAS, pursuant to Section 310 of the General Corporation Law of the State of California (the "CGCL"), the Board of Directors of the Company has formed a special committee (the "SPECIAL COMMITTEE") consisting of four independent directors, and the Special Committee has considered the Class A Exchange Ratio and Class B Exchange Ratio (each as defined below) pursuant to the proposed recapitalization of the Company (the "RECAPITALIZATION"), subject to approval by the holders of a majority of the outstanding shares of Class A Stock and the holders of at least 60% of the outstanding shares of Class B Stock, whereby, pursuant to the Merger (defined below), (a) each share of Class A Stock will be converted into one share, par value $0.001 per share (the "CLASS A EXCHANGE Ratio") of common stock of The Robert Mondavi Corporation, a wholly-owned subsidiary of the Company ("MONDAVI DELAWARE" or the "SURVIVING CORPORATION") and (b) each share of Class B Stock will be converted into 1.165 shares, par value $0.001 per share (the "CLASS B EXCHANGE RATIO") of common stock of Mondavi Delaware.

      WHEREAS, the Special Committee has unanimously determined that the Class A Exchange Ratio and the Class B Exchange Ratio (together, the "EXCHANGE RATIOS") are just and reasonable in accordance with Section 310 of the CGCL, and in connection therewith has received opinions from (a) Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") to the effect that, as of August 20, 2004, the Class A Exchange Ratio is fair, from a financial point of view, to the holders of Class A Stock (other than Class A holders who also hold shares of Class B Stock) and (b) Evercore Group Inc. ("EVERCORE") to the effect that, as of August 20, 2004, the Class B Exchange Ratio is fair, from a financial point of view, to the holders of Class B Stock; and the Special Committee has recommended that the Board of Directors of the Company approve the Exchange Ratios.

      WHEREAS, the Board of Directors of the Company has unanimously determined that (a) the Exchange Ratios are just and reasonable and (b) the reincorporation of the Company in Delaware, the Recapitalization to be effected pursuant to the Agreement and Plan of Merger, in the form of Exhibit A attached hereto (the "MERGER AGREEMENT"), and the merger of the Company with and into Mondavi Delaware, pursuant to the Merger Agreement (the "MERGER"), are in the best interest of the Company.

      WHEREAS, the Board of Directors of the Company has unanimously approved the Merger Agreement, has directed that the Merger Agreement be submitted to holders of the Class A Stock (the "CLASS A SHAREHOLDERS") and holders of the Class B Stock (the "CLASS B SHAREHOLDERS" and, together with the Class A Shareholders, the "RMC SHAREHOLDERS") for their approval and has recommended that the RMC Shareholders approve the Merger Agreement.

      WHEREAS, under the Articles of Incorporation of the Company, the CGCL and the Merger Agreement, such approval requires the affirmative vote of a majority of the outstanding shares of Class A Stock and 60% of the outstanding shares of Class B Stock.

      WHEREAS, the Shareholders have (a) been advised by independent advisors in connection with their consideration of the Recapitalization, the Exchange Ratios, the Merger Agreement and this Agreement; (b) without reliance thereon, been informed that Morgan Stanley has delivered to the Special Committee an opinion as to the fairness, from a financial point of view, of the Class A Exchange Ratio to the holders of Class A Stock (other than Class A holders who also hold shares of Class B Stock) and Evercore has delivered to the Special Committee an opinion as to the fairness, from a financial point of view, of the Class B Exchange Ratio to the holders of Class B Stock; and (c) had an opportunity to ask questions of the Company's management, the Special Committee and Evercore regarding this transaction.

      WHEREAS, at the request of the Special Committee and the Board of Directors of the Company, the Shareholders have agreed to (a) execute a written consent in the form of Exhibit B, and (b) enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Company and each of the Shareholders (acting severally) agree as follows:

                                    ARTICLE 1

                  Representations and Warranties of the Company

      In order to induce the Shareholders to enter into this Agreement, the Company hereby represents and warrants to each Shareholder as follows:

      SECTION 1.01. Corporate Power and Authority. Each of the Company and Mondavi Delaware is duly organized, validly existing and in good standing under the laws of the States of California and Delaware, respectively. The Company has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and each of the Company and Mondavi Delaware has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and the Merger Agreement. The execution, delivery and performance of this Agreement by the Company, and of the Merger Agreement by the Company and Mondavi Delaware, have been duly authorized by all necessary corporate action on the part of the Company and Mondavi Delaware, as the case may be, subject to receipt of the requisite approval of the Merger Agreement and the Merger by the holders of a majority of the outstanding shares of Class A Stock and the holders of at least 60% of the outstanding shares of Class B Stock. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each Shareholder) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

      SECTION 1.02. No Conflict; Required Filings And Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the Merger Agreement by the Company and Mondavi Delaware, as the case may be, will not, (i) conflict with or violate the Company's Amended and Restated Articles of Incorporation or its Restated Bylaws,
(ii) conflict with or violate Mondavi Delaware's Certificate of Incorporation or its Bylaws or (iii) conflict with or violate any order, judgment or decree applicable to the Company or Mondavi Delaware or by which the Company or Mondavi Delaware is bound or affected.

      (b) Other than required filings with the states of California and Delaware of the Merger Agreement, required filings with the Securities and Exchange Commission, the approval by Nasdaq of the shares of common stock issued by Mondavi Delaware for trading, and filings which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR FILINGS"), which HSR Filings do not appear to be required at this time, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the Merger Agreement by the Company and Mondavi Delaware, as the case may be, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by the Company of the Company's obligations under this Agreement or the Merger Agreement.

                                    ARTICLE 2

               Representations and Warranties of the Shareholders

      In order to induce the Company to enter into this Agreement, each Shareholder represents and warrants (with respect to itself only, and except in each case as set forth on Appendix A) to the Company as follows:

      SECTION 2.01. Title to Shares. Except as set forth in Appendix A, such Shareholder beneficially owns and has the power to vote that number of shares of Class A Stock and Class B

Stock as set forth on Appendix A attached hereto, and such Shareholder has good title, free and clear of all liens, claims, security interests, pledges, charges and other encumbrances (collectively, "ENCUMBRANCES"), to all its shares of Class A Stock and Class B Stock. Such Shareholder beneficially owns that number of Options set forth on Appendix A and, upon exercise of any of such Options in accordance with their terms, will beneficially own all shares acquired upon exercise of such Options.

      SECTION 2.02. Required Consents; Authority. Except as set forth with respect to Robert G. Mondavi in Appendix A, such Shareholder has full right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Shareholder and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

      SECTION 2.03. Written Consent. Such Shareholder has delivered to the Company a written consent in the form of Exhibit B attached hereto.

      SECTION 2.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which it or such Shareholder's properties is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the shares of Class A Stock, Class B Stock and Options owned by such Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or such Shareholder's properties or assets is bound or affected. There is no beneficiary or holder of a proxy, voting agreement, voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated by this Agreement, which has not been obtained or which would not prevent or materially delay the performance by such Shareholder of the Shareholder's obligations under this Agreement.

      (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Shareholder of the Shareholder's obligations under this Agreement.

                                    ARTICLE 3

                            Covenants of the Company

      In order to induce the Shareholders to enter into this Agreement, the Company covenants as follows:

      SECTION 3.01. Shareholders' Meeting. The Company shall use its reasonable best efforts to consummate the Merger as promptly as practicable, and to that end to call, hold and convene a meeting of the RMC Shareholders (the "RMC SHAREHOLDERS' MEETING") on October 29, 2004, or as promptly thereafter as practicable, for the purpose of seeking approval of the Merger Agreement and the Merger, and the Board of Directors of the Company shall recommend approval of the Merger Agreement and the Merger; provided, however, that nothing in this
Section 3.01 shall preclude the Board of Directors of the Company from modifying or withdrawing its recommendation of the Merger Agreement or the Merger if it determines that it is required to do so to comply with its fiduciary obligations to the Company and its shareholders under applicable law. If and upon obtaining such approval, the Company shall cause the Merger and Recapitalization to be effected as promptly as practicable thereafter.

      SECTION 3.02. Registration Statement; Proxy Materials. The Company shall prepare and file as soon as practicable a registration statement on Form S-4 relating to the issuance of shares pursuant to the Merger which shall include the proxy statement relating to the RMC Shareholders' Meeting. Such registration statement shall comply as to form in all material respects with the Securities Act of 1933 and the Securities Exchange Act of 1934, respectively. If, at any time prior to the effective date of the Merger, the Company discovers any information that should be set forth in an amendment or supplement to the registration statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Shareholders and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Company. The proxy statement shall include the recommendations of the Special Committee and the Board of Directors of the Company to the holders of Class A Stock and Class B Stock that they vote in favor of the Merger Agreement and the Merger; provided, however, that nothing in this Section 3.02 shall preclude the Special Committee or the Board of Directors of the Company from modifying or withdrawing its recommendation of the Merger Agreement or the Merger if it determines that it is required to do so to comply with its fiduciary obligations to the Company and its shareholders under applicable law. The Company shall seek to have the registration statement declared effective as promptly as practicable and the Company shall promptly thereafter mail the proxy statement to its shareholders, all in compliance with applicable law.

      SECTION 3.03 Listing of Shares of Common Stock. The Company will use its reasonable best efforts to cause the shares of common stock issued by Mondavi Delaware in the Merger to be listed for trading on Nasdaq, subject to official notice of issuance, prior to the effective time of the Merger.

      SECTION 3.04. Director And Officer Liability. The Company shall cause the Surviving Corporation to do the following:

      (a) The Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the effective date of the Merger to the fullest extent permitted by Delaware Law.

      (b) For six years after the effective date of the Merger, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the effective date of the Merger covering each such Indemnified Person currently covered by the Company officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable in the aggregate than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 3.04, the Surviving Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year.

      SECTION 3.05. No Amendment of Mondavi Delaware Certificate of Incorporation or By-laws or the Merger Agreement. The Company will not take any action to cause the amendment of, and will not permit Mondavi Delaware to amend, the Certificate of Incorporation of Mondavi Delaware in the form attached hereto as Exhibit C or the By-laws of Mondavi Delaware in the form attached hereto as Exhibit D prior to the effectiveness of the Merger without the consent of those Shareholders holding a majority of the shares of the Class B Stock owned by the Shareholders (as reflected in Appendix A hereto), which consent shall not be unreasonably withheld. The Company will not amend or abandon the Merger Agreement in the form attached hereto as Exhibit A prior to effectiveness of the Merger without the consent of each Shareholder, which consent shall not be unreasonably withheld.

                                    ARTICLE 4

                          Covenants of the Shareholders

      In order to induce the Company to enter into this Agreement, each Shareholder severally covenants as follows:

      SECTION 4.01. Voting; Transfer; Irrevocable Proxy. Each Shareholder agrees to vote all shares of Class A Stock and Class B Stock beneficially owned by him or her, including any shares of Class A Stock or Class B Stock he or she may subsequently acquire, whether by purchase, exercise of options or otherwise (collectively, the "RMC SHARES") (a) with respect to the Class A Stock, in favor of the Merger Agreement and the Merger in the same proportion as Class A Shareholders who are not the Shareholders vote in favor of the Merger Agreement and the Merger, and (b) with respect to the Class B Stock, in favor of the Merger Agreement and the Merger, at the RMC Shareholders' Meeting (and at every adjournment thereof) and not to knowingly cause or encourage any other person or entity to vote against the Merger Agreement or the Merger. Without the prior written consent of the Company, each Shareholder shall not, directly or indirectly, prior to the receipt by the Company of the approval of the Merger by the requisite vote of its Class A Shareholders and Class B Shareholders, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any RMC Shares or (ii) sell, convert, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, conversion, assignment, transfer, Encumbrance or other disposition of, any RMC Shares during the term of this Agreement or solicit or encourage any such transaction or a proposal or offer for any such transaction. Notwithstanding the preceding sentence, each Shareholder may, without the prior written consent of the Company, (A) pledge or otherwise encumber any of his or her RMC Shares so long as the party to whom such RMC Shares are pledged or by whom such RMC Shares are encumbered (such pledged or encumbered shares the "PLEDGED RMC SHARES") shall (w) agree in writing pursuant to an assumption agreement reasonably satisfactory to the Company to comply with all provisions of this Section 4.01 as fully as if such party had been an original signatory to this Agreement (an "ASSUMPTION AGREEMENT"), with respect to the Pledged RMC Shares, and (x) provide an opinion of counsel reasonably satisfactory to the Company to the effect that such Assumption Agreement is a legal, valid and binding agreement with respect to such party; (B) provided such transfer can be made in compliance with applicable federal securities laws, transfer any of the RMC Shares (such transferred shares the "TRANSFERRED RMC SHARES") to any person or entity that
(i) was a shareholder of the Company as of February 26, 1993, (ii) is a direct lineal descendant of Robert Mondavi, including adopted persons (if adopted during their minority) and persons born out of wedlock, and excluding foster children and stepchildren; or (iii) is a trust under which any of the persons described in clauses (i) or (ii) above is a beneficiary; provided, that such transferee executes an Assumption Agreement reasonably satisfactory to the Company with respect to the Transferred RMC Shares (which Assumption Agreement shall acknowledge the validity and effectiveness of the proxy granted hereunder); and (C) transfer any of the RMC Shares by operation of law upon death or through intestacy (with the transferee executing, to the extent practicable, as a condition to such transfer, an Assumption Agreement). Nothing in this Section 4.01 (other than clause C) shall entitle any Shareholder or permitted transferee to convert any shares of Class B Stock into Class A Stock prior to the effectiveness of the Merger without the prior written consent of the Company. If and to the extent that the written consent in the form of Exhibit B is invalid or revoked, each of the Shareholders hereby grants to the Company an irrevocable proxy, coupled with an interest, to vote, in accordance with the first sentence of this Section 4.01, each of the RMC Shares at every annual, special or adjourned meeting of the RMC Shareholders (including the right to execute an action by written consent), and hereby appoints and constitutes the Company its true and lawful attorney-in-fact and agent, with respect to such matters, with full power of substitution and resubstitution.

      SECTION 4.02. Further Assurances. The Shareholders shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out the provisions of this Agreement.

                                    ARTICLE 5

                                   Termination

      SECTION 5.01. Bases For Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the effective date of the
Merger:

      (a) by mutual written consent of the Company (which consent shall have been approved by a majority of the then members of the Special Committee) and each of the Shareholders;

      (b) by the Company or by any Shareholder on behalf of such Shareholder if holders of at least a majority of the outstanding shares of Class A Stock do not vote in favor of the Merger or the Merger Agreement at the RMC Shareholder's Meeting; or

(c) by the Company or by any Shareholder on behalf of such Shareholder if the effective date of the Merger does not occur on or prior to March 31, 2005;

provided, however, that the right to terminate this Agreement pursuant to clause
(b) or (c) shall not be available to any party whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement has been the principal cause of the failure of such vote to be obtained or the failure of the effective date to occur on or before such date.

      SECTION 5.02 . Notice of Termination. In the event of termination by the Company or the Shareholders pursuant to this Article 5, written notice thereof shall forthwith be given to the other party or parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

      SECTION 5.03 . Effect of Termination. If this Agreement is terminated as described in this Article 5, this Agreement, the proxies granted herein and the Action by the Written Consent of the Shareholders dated August 10, 2004 shall become void and of no further force and effect. Nothing in this Article 5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement prior to termination of this Agreement.

                                    ARTICLE 6

                                  Miscellaneous

      SECTION 6.01. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

      SECTION 6.02. Entire Agreement. This Agreement (including the appendices and exhibits attached hereto) constitutes the entire agreement among the parties and supersedes all prior agreements, understandings, arrangements or representations by or among the parties, written and oral, with respect to the subject matter hereof.

      SECTION 6.03. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, other than Section 3.04 hereof which is intended to benefit the Shareholders in their respective capacities as officers and/or directors (present or former) of the Company.

      SECTION 6.04. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the State of California, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agrees not to commence any action except in any such court). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the courts of the State of California or of the United States of America, in each case located in the State of California, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in connection with any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement.

      SECTION 6.05. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief.

      SECTION 6.06. Amendment. This Agreement may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto and, in the case of the Company, approved by a majority of the members of the Special Committee as constituted from time to time.

      SECTION 6.07. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.07):

      If to Robert G. Mondavi, to:

            Robert G. Mondavi
            The Robert Mondavi Corporation
            841 Latour Court
            Napa, California 94558
            Fax: (707) 251-4110

      with a copy to:

            Farella Braun & Martel
            235 Montgomery Street
            San Francisco, California 94104
            Attention: Frank E. Farella
            Fax: (415) 954-4480

      If to R. Michael Mondavi, to:

            R. Michael Mondavi
            The Robert Mondavi Corporation
            841 Latour Court
            Napa, California 94558
            Fax: (707) 251-4110

      with a copy to:

            Wilson Sonsini Goodrich & Rosati
            650 Page Mill Road
            Palo Alto, California 94304
            Attention: Marty Korman
            Fax: (650) 493-6811

      If to Timothy J. Mondavi, to:

            Timothy J. Mondavi
            Robert Mondavi Winery
            7801 St. Helena Highway
            Oakville, CA 94562
            Fax: (707) 251-4110

      If to Marcia Mondavi Borger, to:

            Marcia Mondavi Borger
            130 East End Avenue
            New York, New York 10028
            Fax: (212) 744-0587

      with a copy to:

            Satterlee, Stevens, Burke & Burke
            230 Park Avenue
            New York, New York 10169
            Attention: Paul Powers

      If to the Company, to:

            The Robert Mondavi Corporation
            7801 St. Helena Highway
            Oakville, California  94562
            Attention:  General Counsel
            Facsimile No.:  (707) 259-9463
      with a copy to:

            Davis Polk & Wardwell
            1600 El Camino Real
            Menlo Park, CA  94025
            Attention:  Francis S. Currie
            Facsimile No.:  (650) 752-3602

      with a copy to:

            Shearman & Sterling LLP
            525 Market Street
            San Francisco, CA  94105-2723
            Attention: John D. Wilson
            Facsimile No.: (415) 616-1199

      SECTION 6.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (except with respect to any of the Shareholders, by operation of law upon death or through intestacy) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns, executors, heirs or trustees.

      SECTION 6.09. Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.


                                        Robert G. Mondavi

                                        /s/ Robert G. Mondavi
                                        ----------------------------------------

                                        R. Michael Mondavi

                                        /s/ R. Michael Mondavi
                                        ----------------------------------------

                                        Timothy J. Mondavi

                                        /s/ Timothy J. Mondavi
                                        ----------------------------------------

                                        Marcia Mondavi Borger

                                        /s/ Marcia Mondavi Borger
                                        ----------------------------------------

                                        THE ROBERT MONDAVI CORPORATION

                                        By:  /s/ Michael K. Beyer
                                             -----------------------------------
                                             Name: Michael K. Beyer
                                                   -----------------------------
                                             Title: Senior Vice President
                                                    ----------------------------

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   APPENDIX A

The following disclosures shall qualify the covenants contained in Section 4.01 of this Agreement:

      Robert G. Mondavi and the Mondavi Living Trust of which Mr. Mondavi is the sole trustee (collectively "Mondavi") beneficially owns 45,099 shares of Class A Stock of the Company and 1,224,524 shares of Class B Stock of the Company (constituting approximately 20.46% of the outstanding Class B Stock, and of the Class B Shares, 885,951 are currently held in escrow at BNY Western Trust Company to support Mondavi's pledge agreement to the American Center for Wine, Food and the Arts, which pledge has been satisfied in full; the third party beneficiary of such pledge has not yet signed the requested documents to release such shares from escrow, although it is expected they will do so shortly. Additionally, of the shares of Class B Stock registered in Mondavi's name, 150,000 shares have been loaned to Mondavi by his three children, 50,000 shares each. Robert G. Mondavi has power to vote all of such 45,099 shares of Class A Stock and 1,224,524 shares of Class B Stock.

      R. Michael Mondavi beneficially owns 77,300 shares of Class A Stock, 1,078,787 shares of Class B Stock (constituting approximately 18.03% of the outstanding Class B Stock) (which number of Class B Shares excludes shares for which R. Michael Mondavi has disclaimed beneficial ownership), 5,000 restricted stock units to be issued as shares of Class A Stock and options to acquire 371,805 shares of Class A Stock. Of the shares of Class B Stock, approximately 675,000 are pledged as collateral for certain margin loan arrangements. R. Michael Mondavi has power to vote all of such 77,300 shares of Class A Stock and 1,078,787 shares of Class B Stock.

      Timothy J. Mondavi beneficially owns no shares of Class A Stock,
665,983 shares of Class B Stock (constituting approximately 11.13% of the outstanding Class B Stock) (which number of Class B Shares excludes shares for which Timothy J. Mondavi has disclaimed beneficial ownership), 1,500 restricted stock units to be issued as shares of Class A Stock and options to acquire 207,394 shares of Class A Stock. Of the shares of Class B Stock, approximately 450,000 are pledged as collateral for certain margin loan arrangements. Timothy
J. Mondavi has power to vote all of such 665,983 shares of Class B Stock.

      Marcia Mondavi Borger beneficially owns no shares of Class A Stock, 1,575,517 shares of Class B Stock (constituting approximately 26.32% of the outstanding Class B Stock) (which number of Class B Shares excludes shares for which Marcia Mondavi Borger has disclaimed beneficial ownership) and options to acquire 18,500 shares of Class A Stock.

                                                                       EXHIBIT A

                        AGREEMENT AND PLAN OF MERGER OF

                         THE ROBERT MONDAVI CORPORATION
                            (A DELAWARE CORPORATION)

                                      AND

                         THE ROBERT MONDAVI CORPORATION
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of August 20, 2004 (the "Agreement") is between The Robert Mondavi Corporation, a Delaware corporation ("Mondavi Delaware") and The Robert Mondavi Corporation, a California corporation ("Mondavi California"). Mondavi Delaware and Mondavi California are sometimes referred to herein as the "Constituent Corporations".

                                    RECITALS

     A. Mondavi Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," par value $0.001 per share (the "Mondavi Delaware Common Stock"), and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share (the "Mondavi Delaware Preferred Stock"). The Mondavi Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Mondavi Delaware Common Stock are issued and outstanding, all of which are held by Mondavi California, and no shares of Mondavi Delaware Preferred Stock are issued and outstanding;

     B. Mondavi California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 42,000,000 shares, 25,000,000 of which are designated "Class A Common Stock," no par value per share (the "Class A Stock"), 12,000,000 of which are designated "Class B Common Stock," no par value per share (the "Class B Stock"), and 5,000,000 of which are designated "Preferred Stock," no par value per share (the "Preferred Stock"). The Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of July 31, 2004, 10,678,399 shares of Class A Stock, 5,984,927 shares of Class B Stock and no shares of Preferred Stock were issued and outstanding;

     C. Pursuant to this Agreement, the parties hereto desire to merge Mondavi California with and into Mondavi Delaware with Mondavi Delaware surviving (the "Merger");

     D. Pursuant to the Merger, among other things, each share of Class B Stock outstanding immediately prior to the Merger will be converted into 1.165 shares of Mondavi Delaware Common Stock and each share of Class A Stock outstanding immediately prior to the Merger will be converted into one share of Mondavi Delaware Common Stock;

     E. The respective Boards of Directors of Mondavi California and Mondavi Delaware have determined that the Merger, in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders, and, by resolutions duly adopted, have approved and adopted this Agreement and the Merger; and

     F. Mondavi California and Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger (together, the "Mondavi Class B Holders") have entered into a Voting Agreement, dated August 20, 2004 (the "Voting Agreement"), providing that, among other things, the Mondavi Class B Holders will vote their shares of (i) Class A Stock in favor of this Agreement and the Merger in the same proportion as holders of Class A Stock who are not the Mondavi Class B Holders vote in favor of the Merger Agreement and the Merger and (ii) Class B Stock in favor of this Agreement and the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Mondavi Delaware and Mondavi California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE 1

                                     MERGER

     SECTION 1.01. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Mondavi California shall be merged with and into Mondavi Delaware, the separate existence of Mondavi California shall cease and Mondavi Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Mondavi Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation". The name of the Surviving Corporation shall be The Robert Mondavi Corporation.

     SECTION 1.02. Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

     SECTION 1.03. Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Mondavi California shall cease and Mondavi Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Mondavi California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Mondavi California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Mondavi Delaware as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Mondavi California in the same manner as if Mondavi Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                                   ARTICLE 2

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     SECTION 2.01. Certificate of Incorporation. The Certificate of Incorporation of Mondavi Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     SECTION 2.02. Bylaws. The Bylaws of Mondavi Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     SECTION 2.03. Directors and Officers. The directors and officers of Mondavi California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                         MANNER OF CONVERSION OF STOCK

     SECTION 3.01. Mondavi California Common Stock. Upon the Effective Date of the Merger, (i) each share of Class A Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Mondavi Delaware Common Stock and (ii) each share of Class B Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into 1.165 fully paid and nonassessable shares of Mondavi Delaware Common Stock; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Surviving Corporation shall arrange for the disposition of fractional interests by those entitled thereto by the mechanism of having (1) the transfer agent or other agent of the Surviving Corporation aggregate such fractional interests,
(2) the shares resulting from the aggregation sold and (3) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear.

     SECTION 3.02. Mondavi California Options, Stock Purchase Rights and Restricted Stock Units.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Mondavi California. Each outstanding and unexercised option to purchase Class A Stock shall become an option to purchase, and each restricted stock unit shall become a right to receive, Mondavi Delaware Common Stock on the basis of one share of Mondavi Delaware Common Stock for each share of Class A Stock issuable pursuant to any such option or restricted stock unit, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Mondavi California option or restricted stock unit at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Class B Stock or Preferred Stock of Mondavi California.

     (b) A number of shares of Mondavi Delaware Common Stock shall be reserved for issuance upon the exercise of options or conversion of restricted stock units equal to the number of shares of Class A Stock so reserved immediately prior to the Effective Date of the Merger.

     SECTION 3.03. Mondavi Delaware Common Stock. Upon the Effective Date of the Merger, each share of Mondavi Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Mondavi Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     SECTION 3.04. Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Mondavi California Common Stock may, at such stockholder's option, surrender the same for cancellation to Mellon Investor Services as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Mondavi Delaware Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Mondavi California Common Stock shall be deemed for all purposes to represent the number of shares of Mondavi Delaware Common Stock into which such shares of Mondavi California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Mondavi Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Mondavi California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Mondavi Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   ARTICLE 4

                            CONDITIONS TO THE MERGER

     SECTION 4.01. Conditions to the Obligations of Each Constituent Corporation. The obligations of each Constituent Corporation to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the holders of at least a majority of the outstanding shares of Class A Stock, and by holders of at least 60% of the outstanding shares of Class B Stock.

          (b) Registration Statement. The registration statement on Form S-4 to be filed in connection with the registration under the Securities Act of 1933 of the Mondavi Delaware Common Stock and containing the proxy statement to be sent to the stockholders of Mondavi California, in connection with their approval and adoption of this Agreement and the Merger, shall have been declared effective by the SEC and no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

          (c) Nasdaq Quotation. The shares of Mondavi Delaware Common Stock to be exchanged in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

          (d) HSR Filings. Any filings which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended ("HSR Filings") shall be made and, if HSR Filings are required, the waiting periods (or any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                                   ARTICLE 5

                                    GENERAL

     SECTION 5.01. Covenants of Mondavi Delaware. Mondavi Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Mondavi Delaware of all of the franchise tax liabilities of Mondavi California; and

          (c) take such other actions as may be required by the California General Corporation Law.

     SECTION 5.02. Further Assurances. From time to time, as and when required by Mondavi Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Mondavi California such deeds and other instruments, and there shall be taken or caused to be taken by Mondavi Delaware and Mondavi California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Mondavi Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Mondavi California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Mondavi Delaware are fully authorized in the name and on behalf of Mondavi California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     SECTION 5.03. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Mondavi California or of Mondavi Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Mondavi California or by the sole stockholder of Mondavi Delaware, or by both, provided, however, that any abandonment shall require the approval of (i) the special committee of the board of directors of Mondavi California and (ii) such approvals of the Mondavi Class B Holders as shall be required pursuant to the Voting Agreement.

     SECTION 5.04. Amendment. This Agreement may not be altered, amended or supplemented except by an agreement in writing (i) signed by each of the parties hereto and by each of the Mondavi Class B Holders and (ii) approved by directors of the Constituent Corporations who are unaffiliated with the Mondavi Class B Holders, which agreement and approval are made at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     SECTION 5.05. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     SECTION 5.06. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 7801 St. Helena Highway, Oakville, California 94562 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     SECTION 5.07. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     SECTION 5.08. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Mondavi Delaware Corporation, a Delaware corporation, and The Robert Mondavi Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          Mondavi Delaware Corporation
                                          a Delaware corporation


                                          By: /s/ Mike Beyer
                                            ------------------------------------
                                          Name:   Mike Beyer
                                          Title:  Director

ATTEST:

/s/ Henry J. Salvo Jr.
--------------------------------------
Name:  Henry J. Salvo Jr.
Title:  EVP CFO


                                          The Robert Mondavi Corporation
                                          a California corporation


                                          By:  /s/ Mike Beyer
                                            ------------------------------------
                                          Name:  Mike Beyer
                                          Title: Senior V.P.

ATTEST:

/s/ Henry J. Salvo Jr.
--------------------------------------
Name: Henry J. Salvo Jr.
Title: EVP CFO

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE ROBERT MONDAVI CORPORATION

                                   * * * * *

     First:  The name of the Corporation is The Robert Mondavi Corporation.

     Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     Fourth: The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

     The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time, without stockholder action, the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

     Fifth. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

     Sixth: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

     (b) The names and mailing addresses of the persons who are to serve initially as directors shall be set forth in a resolution adopted by the Board of Directors in accordance with the bylaws of the Corporation.

     (c) There shall be no cumulative voting in the election of directors.

     (d) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director's successor shall have been duly elected or qualified or until such director's earlier death, resignation or removal.

     Seventh: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     Eighth: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

If Delaware Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by Delaware Law as so amended from time to time.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     Ninth: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, and may not be taken by written consent of stockholders without a meeting.

     Tenth: Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and may not be called by any other person.

     Eleventh: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of August, 2004.

                                          /s/ Cari M. Hebel
                                          --------------------------------------
                                          Cari M. Hebel, Incorporator
                                          1600 El Camino Real
                                          Menlo Park, CA 94025

                                                                       EXHIBIT C

                                     BYLAWS

                                       OF

                         THE ROBERT MONDAVI CORPORATION

                                   * * * * *

                                   ARTICLE 1

                                    OFFICES

     SECTION 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     SECTION 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.01. Time and Place Of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

     SECTION 2.02. Annual Meetings. An annual meeting of stockholders, commencing with the year 2005, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

     SECTION 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and may not be called by any other person.

     SECTION 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed
                                       C-1
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equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not validly called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the shares of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.06. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Such proxy shall be filed with the Secretary before such meeting of stockholders. Voting at meetings of stockholders need not be by written ballot unless directed by the chairman of the meeting or the Board of Directors.

     (b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 2.07. Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

     SECTION 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     SECTION 2.10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this
Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "SEC Proxy Rules") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and (iii) any other information relating to such stockholder that would be required to be disclosed in the proxy statement or other filings pursuant to the SEC Proxy Rules. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.10.

     SECTION 2.11. Notice of Business at an Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In the event any business other than nominations is properly brought by a stockholder before an annual meeting less than 90 calendar days prior to such annual meeting pursuant to the proviso in the foregoing sentence, the Board's proxy may confer discretionary authority on its holder to vote on such business for which notice is received after public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, the class and number of shares of the Corporation which are beneficially owned by the stockholder, any material interest of the stockholder in such business and any other information that may be required with respect to such proposal under the SEC Proxy Rules. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual stockholder meeting except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

     SECTION 2.12. Notice of Business at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by (i) the person or persons calling such meeting pursuant to Section 2.03 of these bylaws and (ii) if such meeting is called at the request of stockholders, by the Board of Directors.

                                   ARTICLE 3

                                   DIRECTORS

     SECTION 3.01. General Powers. Except as otherwise provided in the certificate of incorporation and subject to Delaware Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     SECTION 3.02. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of stockholders by written ballot, except as provided in
Section 2.02 and Section 3.11 herein, and, each director so elected shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     SECTION 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     SECTION 3.05. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight hours before the date and time of the meeting in such manner as is determined by the Board of Directors or the Chairman of the Board, in the absence of such determination.

     SECTION 3.07. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or
(ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 3.08. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     SECTION 3.09. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 3.10. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.11. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

     SECTION 3.12. Removal. Any director or the entire Board of Directors may be removed from office, with or without cause, at any time by the stockholders with the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.11 herein.

     SECTION 3.13. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                                   ARTICLE 4

                                    OFFICERS

     SECTION 4.01. Principal Officers. The Corporation shall have a chairman of the Board of Directors and/or one or more Chief Executive Officers or Presidents, a Chief Financial Officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Treasurers or Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.

     SECTION 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be chosen and appointed by the Board of Directors; provided however, the Board of Directors may empower the chief executive offer of the Corporation to appoint such officers, other than the Chairman of the Board, President, Secretary or Chief Financial Officer. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     SECTION 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors, or with regard to any officer who has been appointed by the chief executive officer pursuant to
Section 4.02 or any principal officer pursuant to Section 4.03, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

     SECTION 4.05. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.06. Powers and Duties. The officers of the Corporation shall have the powers and perform the duties incident to each of their respective offices and such other duties as described herein:

          (a) Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these bylaws. If no Chief Executive Officer or President is appointed, the Chairman of the Board is the general manager and chief executive officer of the Corporation, and shall exercise all powers of the Chief Executive Officer or President described in (b) below.

          (b) Chief Executive and Operating Officers. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer or Officers (or the President, if so titled) shall be the general managers and chief executive officers of the Corporation and shall have the general supervision and control over the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer or Officers may sign and execute, in the name of the Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation. The Chief Executive Officer or Officers shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The Chief Executive Officer or Officers shall have discretion to prescribe the duties of other officers and employees of the Corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

          If a Chief Operating Officer is appointed, such Officer shall have general supervision and control over the operations and administration of the Corporation, subject to the control of the Board of Directors, Chairman of the Board (if any is appointed) and Chief Executive Officers or Officer (or the President, if so titled). The Chief Operating Officer may sign and execute, in the name of the

     Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation. The Chief Operating Officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws.

          (c) Vice Presidents. In the absence or disability of the Chief Executive Officer (or both Chief Executive Officers, if two are elected) or President, in the event of a vacancy in the office of Chief Executive Officer (or both Chief Executive Officers, if two are elected) or President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the Chief Executive Officer or President and, when so acting, shall have all the powers of, and be subject to all the restrictions of, the Chief Executive Officer or President. If at any such time the Corporation has more than one vice president, the duties and powers of the Chief Executive Officer or President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 4.01 and 4.02 of these bylaws or otherwise pursuant to these bylaws.

          (d) The Secretary shall:

             (1) Keep, or cause to be kept, minutes of all meetings of the Corporation's shareholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

             (2) Keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of its transfer agent or registrar, if any, a record of the Corporation's shareholders, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

             (3) Keep, or cause to be kept, at the principal executive office of the Corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these bylaws, as amended.

             (4) Give, or cause to be given, notice of all meeting of shareholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

             (5) Keep the seal of the Corporation, if any, in safe custody.

             (6) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

          If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

          (e) Chief Financial Officer.  The Chief Financial Officer shall:

             (1) Be responsible for all functions and duties of the treasurer of the Corporation.

             (2) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the Corporation.

             (3) Receive or be responsible for receipt of all monies due and payable to the Corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the Corporation and be responsible for deposit of all such monies in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

             (4) Disburse or be responsible for the disbursement of the funds of the Corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

             (5) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the Corporation if called upon to do so.

             (6) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

          If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, or if a vacancy exists in the office of Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

                                   ARTICLE 5

                                INDEMNIFICATION

     SECTION 5.01. Indemnification of Directors and Officers. (a) Third Party Actions. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter as
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to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article 5, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

     SECTION 5.02. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     SECTION 5.03. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.01 or Section 5.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     SECTION 5.04.  Determination of Conduct.  Any indemnification under Section
5.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 5.01. Any indemnification under Section 5.02 (unless ordered by a court) shall be made by the Corporation upon a determination that such indemnification is appropriate and authorized by Delaware law. Such determination shall be made (1) by a majority vote of the disinterested directors, even though less than a quorum, or
(2) if there are no such directors or such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director or officer has not met the applicable standard of conduct set forth in Section 5.01 by petitioning a court of competent jurisdiction.

     SECTION 5.05. Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by independent counsel pursuant to
Section 5.04 hereof, the independent counsel shall be selected as provided in this Section 5.05. The independent counsel shall be selected jointly by such director or officer and the Corporation. In the event such director or officer and the Corporation cannot agree on a selection for the independent counsel, either party may petition the Delaware Court of Chancery or other court of competent jurisdiction to resolve the issue or to make its own provisions for the selection of independent counsel. The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to Section 5.04 hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.05, regardless of the manner in which such independent counsel was selected or appointed.

     SECTION 5.06. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who is determined to be entitled to indemnification pursuant to Section 5.01, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the Corporation as authorized in this Article 5; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Directors; and provided further that no advance shall be made by the Corporation to a director or officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) if there are no such directors or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the

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

time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

     SECTION 5.07. Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     SECTION 5.08. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any expense or liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

     SECTION 5.09. The Corporation. For purposes of this Article 5, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 5 (including, without limitation, the provisions of Section 5.01 and Section 5.02) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 5.10. Other Definitions. For purposes of this Article 5, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involved service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 5.

     SECTION 5.11.  Continuation of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 5.12. Amendments. Any repeal or modification of this Article 5 shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE 6

                               GENERAL PROVISIONS

     SECTION 6.01. (a) Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of

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stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 6.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation and under Delaware Law, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

     SECTION 6.03. Fiscal Year. The fiscal year of the Corporation shall commence on July 1 and end on June 30 of each year.

     SECTION 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     SECTION 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     SECTION 6.06. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

     IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of August, 2004.
                                          /s/ Cari M. Hebel
                                          --------------------------------------
                                          Cari M. Hebel, Incorporator

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